Exhibit 3(v)
Certificate of Amendment to the Articles of Incorporation of ATR Industries,
Inc.

                                      FILED
                              IN THE OFFICE OF THE
                            SECRETARY OF STATE OF THE
                                 STATE OF NEVADA

                                   OCT 26 1998
                                  No.  C6243-87
                                     ----------
                                   Dean Heller
                         DEAN HELLER, SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR PROFIT NEVADA CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.     Name of Corporation:  ATR Industries

2.     The articles have been amended as follows:
Article 1.  The name of the corporation is ATR Industries, Inc.
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Article 10.  The corporation is authorized to issue 50,000,000 shares of
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convertible preferred stock; the board of directors is authorized to fix and determine the designations, rights, preferences and other variations of each class of stock or series within each class as provided by N.R.S. 78.195.

Article 11.  No member of the board of directors or officer of the corporation
-----------
shall be held liable for damages to the corporation or its stockholders for breach of fiduciary duty as a director or officer except for acts which involve intentional misconduct, fraud or a knowing violation of the law, or the payment of dividends in violation of N.R.S. 78.300.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 3,120,500.

4.     Signatures:

/s/ Edward Anthony Roth                    /s/ Alisha M. Roth
-----------------------                    ------------------
    President                                  Secretary


STATE OF FLORIDA          )
                          )  ss.
COUNTY OF BROWARD         )

This instrument was acknowledged before me on October 16, 1998, by Edward A. Roth, as President as designated to sign this certificate of ATR INDUSTRIES.


/s/ Rene  B. Chaner
-------------------
NOTARY PUBLIC

                                 Rene  B. Chaner
                            MY COMMISSION # CC 375061
                             EXPIRES:  May 23, 1998
                     Bonded Thru Notary Public Underwriters